ARTICLES SUPPLEMENTARY
                             MAXIM SERIES FUND, INC.


WHEREAS, Maxim Series Fund, Inc., a Maryland Corporation, is registered as an open-end investment company under the Investment Company Act of 1940; and

WHEREAS, as an open-end investment company, Maxim Series Fund, Inc., has authorized and classified shares to be offered through different investment portfolios; and

WHEREAS, each different investment portfolio has a different name; and

WHEREAS, the Maxim Series Fund Board of Directors, pursuant to the authority contained in the Articles of Incorporation, approved an amendment to the Articles of Incorporation renaming certain of its portfolios.

NOW, THEREFORE, the Maxim Series Fund, Inc., hereby certifies to the State of Maryland Department of Assessments and Taxation that the Maxim Series Fund Board of Directors, pursuant to the authority contained in its Articles of Incorporation, approved the amendment to the Articles of Incorporation renaming certain of its portfolios from their current portfolio names as follows:

CURRENT PORTFOLIO NAME                    NEW PORTFOLIO NAME

Maxim INVESCO Small-Cap Growth Portfolio  Maxim MFS(R)Small-Cap Growth Portfolio

Maxim Janus High Yield Bond Portfolio     Maxim Salomon Brothers High Yield Bond
Portfolio

IN WITNESS WHEREOF, MAXIM SERIES FUND, INC., has caused these presents to be signed in its name and on its behalf by its Chairman and President, and its corporate seal to be hereunto affixed and attested by its Secretary this 2nd day of August, 2004, and the undersigned Officers acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein are true in all material respects, and that this statement is made under the penalties of perjury.


ATTEST:                                     MAXIM SERIES FUND, INC.

/s/ Beverly A. Byrne                        /s/ William T. McCallum
---------------------------------           ---------------------------------
Name:  Beverly A. Byrne                     Name:  William T. McCallum
Title:  Secretary                           Title:  Chairman and President